EXHIBIT 99.17



                         [Letterhead of Hollinger]



                                    September 30, 1998

Scotiabanc Inc.
Suite 2700
600 Peachtree Street N.E.
Atlanta, Georgia

Attention:  William J.G. Brown

Dear Sir:

          This will confirm the terms of our agreement to sell to you 3,602,305 Class A Common Shares of Hollinger International Inc. (the "Purchased Shares"). The Purchased Shares will be received by you either upon a direct transfer from Hollinger Inc. or a wholly-owned subsidiary thereof, the retraction by you of retractable common shares of Hollinger Inc. transferred by The Ravelston Corporation Limited or a wholly-owned subsidiary thereof, and/or the conversion by you of Series D Preferred Shares of Hollinger International Inc. transferred by Hollinger Inc. or a wholly-owned subsidiary thereof to, as set out in the attached Schedule.


                                        TERMS

1.  Price                               U.S. $13.88 per Purchased Share (or
                                        C$20.88 per Purchased Share) or
                                        U.S. $49,999.979.52 (or
                                        C$75,221,869.19) in aggregate to be
                                        paid as follows:

                                        (a)  C$61,977,317.50 in Canadian
                                             dollars to Hollinger Inc. for
                                             the account of The Ravelston
                                             Corporation Limited on
                                             September 30, 1998; and

                                        (b)  U.S. $8,803,667 to Hollinger
                                             Inc. on or about October 1,
                                             1998.

2.  Delivery of Share Certificates      Share certificate(s) for 3,602,305
    and Registration Particulars        Purchased Shares will be delivered on
                                        October 1, 1998 as follows:

                                        NMS Services, Inc.
                                        c/o NationsBank Montgomery
                                        Securities LLC
                                        9 West 57th Street
                                        New York, NY 10019

3.  Title to Purchased Shares           The Purchased Shares will be
                                        delivered to you free and clear of
                                        any charge, lien, security interest
                                        or other encumbrance of any nature.

4.  Condition                           Our respective obligations to
                                        complete the transaction are
                                        subject to execution by you and
                                        Hollinger International Inc. of a
                                        forward share purchase transaction.

5.  Validity                            The Purchased Shares will be duly
                                        authorized, validly issued, fully
                                        paid and non-assessable.


          Please confirm your agreement with the terms set out above by signing and returning to us a copy of this letter no later than 4:00 p.m. on September 30, 1998.


                               HOLLINGER INC.



                               By:  /s/ John A. Boultbee
                                  ------------------------
                                    John A. Boultbee


                               THE RAVELSTON CORPORATION
                               LIMITED



                               By:  /s/ John A. Boultbee
                                  -------------------------
                                    John A. Boultbee

Acceptance

The undersigned hereby confirms the agreement set out above on September 30, 1998.

NMS SERVICES, INC.



/s/ R. Kevin Beauregard
--------------------------------------
Signature of Authorized Representative

                                  SCHEDULE



  Transferor       Number, Issuer and Class       Number of Purchased Shares
                         of Shares                     resulting from
                                                   retraction/conversion
                                                     (if applicable)


504468 N.B. Inc.   144,280 shares of Series             987,114
                   D  Preferred Stock of
                   Hollinger International
                   Inc.

The Ravelston      3,487,750 retractable              2,615,188
Corporation        common shares of
Limited            Hollinger Inc.

Hollinger Inc.     Direct Transfer                            2